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                                                                    Exhibit 99.4


                           CONSENT TO BE IDENTIFIED AS
                               A PROPOSED DIRECTOR


        I, John E. Rathkamp, President and Managing Officer of Harvest Home Financial Corporation and Harvest Home Savings Bank, an Ohio chartered savings bank, hereby consent to being identified as a proposed director of Peoples Community Bancorp, Inc. (the "Company") and Peoples Community Bank in the Company's prospectus to be included in a registration statement on Form S-1 and on Application for Conversion on Form AC.


                                            By:    /s/JOHN E. RATHKAMP
                                                 ------------------------------
                                                 John E. Rathkamp


Dated: December 17, 1999